[ZWEIG TOTAL RETURN FUND LOGO]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
   (800) 272-2700
Patricia Baronowski-Schneider
Pristine Advisers, LLC
   (631) 756-2486

       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, February 9, 2011 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.032 per share to shareholders of record on February 11, 2011, payable February 18, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                           FEBRUARY 2011 (MTD)    YEAR-TO-DATE (YTD) /(1)/
                                               -----------------------  ------------------------
                                                           Percentage                Percentage
                                               Per Share   of Current   Per Share    of Current
                 (Sources)                      Amount    Distribution   Amount     Distribution
                                               ---------  ------------  ---------   ------------
Net Investment Income                          $   0.001           3.7% $   0.001            3.7%
Net Realized Short-Term Capital Gains              0.000           0.0%     0.000            0.0%
Net Realized Long-Term Capital Gains               0.000           0.0%     0.000            0.0%
Return of Capital (or other Capital Source)        0.031          96.3%     0.031           96.3%
TOTAL DISTRIBUTION                             $   0.032         100.0% $   0.032          100.0%

(1) YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year
period ended January 31, 2011 /(2)/                               5.43%
Current Fiscal YTD Annualized Distribution Rate /(3)/            10.23%

YTD Cumulative Total Return on NAV /(4)/                          2.02%
YTD Cumulative Distribution Rate /(5)/                            0.85%

(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of January 31, 2011.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to January 31, 2011, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to January 31, 2011 as a percentage of the Fund's NAV as of January 31, 2011.

     The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.

ZTR Cusip: 989837109
2/11

[ZWEIG TOTAL RETURN FUND LOGO]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 243-1574
zweig@virtus.com

       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, March 9, 2011 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.033 per share to shareholders of record on March 11, 2011, payable March 18, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                             MARCH 2011 (MTD)     YEAR-TO-DATE (YTD) /(1)/
                                               -----------------------  ------------------------
                                                           Percentage                Percentage
                                               Per Share   of Current   Per Share    of Current
                 (Sources)                      Amount    Distribution   Amount     Distribution
                                               ---------  ------------  ---------   ------------
Net Investment Income                          $   0.005          15.6% $   0.006            9.7%
Net Realized Short-Term Capital Gains              0.000           0.0%     0.000            0.0%
Net Realized Long-Term Capital Gains               0.000           0.0%     0.000            0.0%
Return of Capital (or other Capital Source)        0.028          84.4%     0.059           90.3%
TOTAL DISTRIBUTION                             $   0.033         100.0% $   0.065          100.0%

(1) YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year
period ended February 28, 2011 /(2)/                                5.71%
Current Fiscal YTD Annualized Distribution Rate /(3)/              10.00%

YTD Cumulative Total Return on NAV /(4)/                            3.73%
YTD Cumulative Distribution Rate /(5)/                              1.67%

(2) Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund's NAV as of February 28, 2011.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to February 28, 2011, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to February 28, 2011 as a percentage of the Fund's NAV as of February 28, 2011.

The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC, an affiliated investment manager of Virtus Investment Partners, Inc. (NASDAQ: VRTS). For more information on the Fund, please contact Shareholder Services at 800.243.1574, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZTR Cusip: 989837109
03/11

[ZWEIG TOTAL RETURN FUND LOGO]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 243-1574
zweig@virtus.com

       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, April 6, 2011 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.032 per share to shareholders of record on April 11, 2011, payable April 18, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                             MARCH 2011 (MTD)     YEAR-TO-DATE (YTD) /(1)/
                                               -----------------------  ------------------------
                                                           Percentage                Percentage
                                               Per Share   of Current   Per Share    of Current
                 (Sources)                      Amount    Distribution   Amount     Distribution
                                               ---------  ------------  ---------   ------------
Net Investment Income                          $   0.005          16.4% $   0.012           11.9%
Net Realized Short-Term Capital Gains              0.000           0.0%     0.000            0.0%
Net Realized Long-Term Capital Gains               0.000           0.0%     0.000            0.0%
Return of Capital (or other Capital Source)        0.027          83.6%     0.085           88.1%
TOTAL DISTRIBUTION                             $   0.032         100.0% $   0.097          100.0%

(1) YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year
period ended March 31, 2011 /(2)/                                   5.86%
Current Fiscal YTD Annualized Distribution Rate /(3)/              10.10%

YTD Cumulative Total Return on NAV /(4)/                            4.18%
YTD Cumulative Distribution Rate /(5)/                              2.53%

(2) Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund's NAV as of March 31, 2011.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to March 31, 2011, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to March 31, 2011 as a percentage of the Fund's NAV as of March 31, 2011.

The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC, an affiliated investment manager of Virtus Investment Partners, Inc. (NASDAQ: VRTS). For more information on the Fund, please contact Shareholder Services at 800.243.1574, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZTR Cusip: 989837109
04/11

[ZWEIG TOTAL RETURN FUND LOGO]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 243-1574
zweig@virtus.com

       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, May 10, 2011 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.033 per share to shareholders of record on May 12, 2011, payable May 19, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                             APRIL 2011 (MTD)     YEAR-TO-DATE (YTD) /(1)/
                                               -----------------------  ------------------------
                                                           Percentage                Percentage
                                               Per Share   of Current   Per Share    of Current
                 (Sources)                      Amount    Distribution   Amount     Distribution
                                               ---------  ------------  ---------   ------------
Net Investment Income                          $   0.005          15.9% $   0.017           12.9%
Net Realized Short-Term Capital Gains              0.000           0.0%     0.000            0.0%
Net Realized Long-Term Capital Gains               0.000           0.0%     0.000            0.0%
Return of Capital (or other Capital Source)        0.028          84.1%     0.113           87.1%
TOTAL DISTRIBUTION                             $   0.033         100.0% $   0.130          100.0%

(1) YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year
period ended April 30, 2011 /(2)/                                   6.15%
Current Fiscal YTD Annualized Distribution Rate /(3)/               9.97%

YTD Cumulative Total Return on NAV /(4)/                            5.96%
YTD Cumulative Distribution Rate /(5)/                              3.32%

(2) Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund's NAV as of April 29, 2011.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to April 30, 2011, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to April 30, 2011 as a percentage of the Fund's NAV as of April 29, 2011.

The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC, an affiliated investment manager of Virtus Investment Partners, Inc. (NASDAQ: VRTS). For more information on the Fund, please contact Shareholder Services at 800.243.1574, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZTR Cusip: 989837109
05/11

[ZWEIG TOTAL RETURN FUND LOGO]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 243-1574
zweig@virtus.com

       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, June 9, 2011 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.032 per share to shareholders of record on June 13, 2011, payable June 20, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                             MAY 2011 (MTD)       YEAR-TO-DATE (YTD) /(1)/
                                               -----------------------  ------------------------
                                                           Percentage                Percentage
                                               Per Share   of Current   Per Share    of Current
                 (Sources)                      Amount    Distribution   Amount     Distribution
                                               ---------  ------------  ---------   ------------
Net Investment Income                          $   0.011          35.5% $   0.028           17.4%
Net Realized Short-Term Capital Gains              0.000           0.0%     0.000            0.0%
Net Realized Long-Term Capital Gains               0.000           0.0%     0.000            0.0%
Return of Capital (or other Capital Source)        0.021          64.5%     0.134           82.6%
TOTAL DISTRIBUTION                             $   0.032         100.0% $   0.162          100.0%

(1) YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year
period ended May 31, 2011 /(2)/                                     6.25%
Current Fiscal YTD Annualized Distribution Rate /(3)/              10.16%

YTD Cumulative Total Return on NAV /(4)/                            5.33%
YTD Cumulative Distribution Rate /(5)/                              4.23%

(2) Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund's NAV as of May 31, 2011.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to May 31, 2011, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to May 31, 2011 as a percentage of the Fund's NAV as of May 31, 2011.

The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC, an affiliated investment manager of Virtus Investment Partners, Inc. (NASDAQ: VRTS). For more information on the Fund, please contact Shareholder Services at 800.243.1574, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZTR Cusip: 989837109
6/11